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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 26, 1996 included in Consolidated Freightways Corporation's registration statement on Form 10, as amended, dated November 7, 1996 (File No. 1-12149), and to all references to our Firm included in this registration statement.


                                             /s/ Arthur Andersen LLP

San Francisco, California
  November 26, 1996